Exhibit 10.1


      SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS


This Settlement Agreement and Mutual Release of Claims
(hereinafter "Release") is made between W. Roger Curry
("Curry") and Consolidated Freightways ("CFC")
(individually, a "Party," and collectively the "Parties") for the complete and final settlement of the Employment
Agreement, dated as of December 8, 1998 between Curry and CFC (hereinafter the "Employment Agreement") and the mutual release of claims, if any. The Parties hereto voluntarily and knowingly enter into the following Release and have agreed and do agree as follows:

1 Except as specifically otherwise provided herein, Curry shall and hereby does, acknowledge full and complete satisfaction of the Employment Agreement and does hereby release, absolve and discharge, except as expressly set forth herein, CFC, its subsidiaries and affiliated companies, their predecessors, successors and assigns, past and present, and each of them as well as their directors, officers, stockholders, agents, servants, employees, representatives and attorneys, and each of them (all hereinafter referred to collectively and individually as "CFC and Affiliates") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, employment discrimination accusations, wages, obligations, debts, expenses, damages, judgements, orders, and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which Curry now owns or holds or at any time heretofore owned or held against said entities or persons or any of them, including specifically but not exclusively and without limiting the generality of the foregoing (1) any and all claims arising out of or in any way connected with Curry`s employment by CFC and Affiliates; (2) any and all claims arising out of or in any way connected with Curry's separation from employment with CFC and Affiliates; (3) any and all claims for wages or commissions due as a result of said employment relationship, including any payments under any long or short term incentive plan; (4) any and all claims for statutory penalties, interest, or attorneys' fees; (5) any and all claims for wrongful discharge, whether contractual or tortious, including any claim for constructive discharge or forced involuntary retirement;
  (6) any and all claims for intentional, negligent, or wrongful termination; (7) any and all claims for breach of contract, whether express or implied; (8) any and all claims for further pension or other retirement benefits other than those benefits provided herein; (9) any and all tort claims, including claims for intentional or negligent infliction of emotional distress or defamation;
  (10) any and all claims for breach of the covenant of good faith and fair dealing, whether contractual or tortious; (11) any and all claims for labor protection benefits under state, federal or local law; (12) any and all claims that could be raised under any state, federal or municipal laws pertaining to age, sex, race, religion, veteran status, job protection, national origin, disability or other employment discrimination of whatever type; (13) any and all claims arising out of or in any way connected with Curry's Employment Agreement; (14) any and all claims for severance benefits and/or payments of whatever type; (15) any and all claims under any executive or general employee benefit plans or arrangements other than those benefits provided herein;
  (16) any and all claims arising out of or in any way connected with any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by CFC and Affiliates committed or omitted prior to the date hereof. Curry hereby releases all of his employment rights and privileges with the company and its affiliates. The Company hereby forever and generally and completely releases and discharges
  Curry and his agents, successors, heirs, assigns, and affiliates, from any and all claims and demands of every kind and nature, in law, equity or otherwise, based on any actions, or failures to act, of Curry, and for damages actual and consequential, past present and future arising therefrom. The Company represents and warrants that it has obtained any necessary approvals or authorizations from its Board of Directors required to consummate this Agreement and effectuate the resolution of all claims which are the subject of this Agreement, and also represents and warrants that it has reasonably investigated and determined that it has no claims against Curry at this time.



  However, the above releases herein expressly do not apply to or limit either (1) Curry's legally-vested rights (if any) under any benefit plan of the company; (2) Curry's rights to indemnification by the Company as provided for herein and by law; (3) either Party's potential claims with regard to the other Party's future activities; or
  (4) either Party's rights to enforce the terms of this Agreement.

2.Except as modified by paragraph 1 above, this Release is expressly intended to waive any and all claims either
  Party may presently possess or previously possessed, however enumerated and regardless of the nature, source or basis for any such claim. The Parties hereby intend this Release to have a broad effect and to settle all disputes, without limitation of any kind or nature, which either Party may have against each other.

  The Parties knowingly waive the requirement of California
  Civil Code Section 1542, which reads as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the Release, which, if known by him, must have materially affected his settlement with the debtor."

  Notwithstanding the provisions of Section 1542 and of any other laws of similar scope and effect, and for the purpose of implementing a full and complete release of claims, CFC and Curry expressly acknowledge that this Release is intended to include in its effect, without limitation, all claims which they do not know or suspect to exist in their favor at the time of execution of this Release.

3    Curry acknowledges and agrees that the only
  representations or inducements that have been made to him to secure his signature on this document and the only consideration he will receive for signing this Release are as appears in this document, and Curry further agrees that this document constitutes the entire agreement between him and CFC and Affiliates on the subject of his separation from employment.

4    Curry expressly waives any rights or claims under the
  Federal Age Discrimination in Employment Act and Older Workers' Benefit Protection Act in connection with his separation from employment at CFC and Affiliates. Curry, with the advice of competent counsel, and after having been advised to consult with an attorney, affirms that he has had at least twenty-one (21) days in which to consider executing the release of age discrimination claims under the aforementioned statutes. Curry is further aware of his right to revoke the waiver of age discrimination claims within seven (7) days after signing this Release. In the event Curry revokes the waiver of claims contained herein, within seven (7) days after signing this Release he shall immediately return to CFC all sums and benefits he has received pursuant to this Release.

5 In consideration of the representations of Curry herein, CFC agrees to provide the following severance pay and arrangements:

  a)   Within ten (10) days from the date of this release,
     $2,218,783

  b)   Quarterly payments, less applicable taxes, beginning
     March 31, 2000 on a January 1, 2000 balance of $2,654,498 relating to deferred compensation earned on or prior to December 31, 1996. The amount and duration of the payments, together with accrued interest, shall be made in accordance with the CNF Transportation Inc. Stock Appreciation Rights Plan and Long-term Incentive Plan, which are a part of this Release.

  c) Promptly issue Curry 200,000 shares of CF stock upon payment of withholding tax of $484,500. The withholding tax shall be deducted from the $2,218,783 payable under section 5(a) above. CF will provide Curry a W-2 by January 31, 2001 showing compensation of $1,425,000.
d) Promptly issue Curry 100,000 shares of CF stock upon attainment of the required CF stock price of $11.96 or in the event of a Change of Control (unless otherwise determined by the Compensation Committee of the Board of Directors prior to the occurrence thereof), all in accordance with the terms of the Stock Award and Deferral Agreement, between Curry and CFC dated as of December 2, 1996, and the 1996 Stock Option and Incentive Plan. As provided therein, the right to receive such shares will be forfeited on January 24, 2001, unless the restrictions have lapsed prior to that date.
e) Promptly issue Curry 30,000 shares of CFC stock upon attainment of the required CF stock price of $20 or in the event of a Change in Control (unless the surviving or acquiring corporation refuses to assume such stock award and the applicable agreement), all in accordance with the terms of the Stock Award and Deferral Agreement, between Curry and CFC, dated as of May 12, 1999, and the 1996 Stock Option and Incentive Plan. As provided therein, the right to receive such shares will be forfeited on January 24, 2001, unless the restrictions have lapsed prior to that date.
f) Issue upon the exercise of stock options up to 100,000 shares of CFC stock for $14.0625 per share provided such options are exercised on or prior to January 24, 2003, all in accordance with the terms of the Stock Option Grant
Notice, dated June 16, 1999, the corresponding Stock Option Agreement, the 1999 Equity Incentive Plan and the Notice of Exercise.
g) Pay on behalf of Curry on the last day of each month beginning March 31, 2000 an amount equivalent to the retiree medical premium, less applicable taxes, through December 31, 2002.
h) On the last day of each month, beginning April 30, 2000, pay Curry $1,400 per month, in lieu of a car allowance and 401(k) matches, through December 31, 2002, less applicable withholding taxes. As soon as practicable, pay
Curry $2,800 for February and March, 2000.
i) Pay CFC's share of the split dollar life insurance premiums, provided Curry pays his share of the premiums, in accordance with the split-dollar life program available to senior executives of CFC. Curry authorizes CFC to deduct such premiums monthly from the retirement payments.
j)   Provide the vested retirement benefits under the CFC
Pension Plan in accordance with its terms and the supplemental retirement benefits under the CFC Supplemental Retirement Plan, with age and service credit through December 31, 2002. Retiree medical premiums shall be deducted from pension payments.
k) Provide Curry all retiree benefits generally available to employees.
l) Reimburse Curry for annual tax preparation services through December 31, 2002, of up to $2,500, and for an executive physical according to the terms of the program for other executives.

6. Curry agrees to bear all tax consequences and pay all withholding taxes for which he is liable for sums referred to herein in connection with this settlement, and agrees to hold harmless and indemnify CFC and Affiliates against all liabilities, penalties, interest and expenses (including reasonable attorneys' fees and expenses) in the event that any proceeding is instituted by any governmental agency in connection with the tax consequences of said sums.

7. Curry agrees to cooperate with CFC and Affiliates at CFC's expense but without additional compensation in connection with any claims, disputes or lawsuits on an as-needed basis. CFC shall pay Curry an hourly consulting fee of $250.00 for Curry's assistance, provided however, Curry shall not be paid to prepare for or give testimony in a deposition or at trial.

8. Curry agrees that he will not seek or accept employment with CFC or its affiliated companies in the future.

9. CFC and Curry agree that, in any publication or communication, they shall represent that Curry has retired from employment with CFC. In addition, each Party agrees not to illegally disparage the other Party.

10. The terms of settlement and this Release of claims are a private matter and are to be held in strict confidence by CFC and Curry and their attorneys and shall not be disclosed to other persons other than their attorneys, spouses, financial planners, tax return preparers, government taxing authorities, or as required to comply with legal process or other legal requirements. The Parties understand that this is a material term of the Release and that any disclosure by the Parties of the terms and conditions of the Release shall be treated as a breach and will entitle the Parties, at their option, to seek all damages occasioned by the breach.

11. The Parties recognize that, in connection with Curry's employment, he had access to certain written and oral information, data, marketing techniques and information, administrative and operational procedures, materials, marketing plans, strategic planning, pricing guidelines, contract terms, and other trade secrets or confidential or proprietary information of CFC and its affiliated companies, which information is not otherwise generally available to the public (the "Confidential Information"). The Parties further recognize that Curry may have, on behalf of CFC and its affiliated companies, produced, refined, or contributed to the production or refinement of such Confidential Information. The Parties further recognize that CFC and its affiliated companies had and have a right to protect the confidentiality and ownership of that Confidential Information, that the nature of their businesses is highly specialized and unique, and that Curry's position with CFC and its affiliated companies was one of confidence and trust.

  Curry agrees never to use, for himself or others, or disclose to any individual, directly or indirectly, any Confidential Information, as described in the preceding paragraph, without the prior written consent of CFC.
  Curry understands that an unauthorized disclosure or use of Confidential Information, as set forth herein, will entitle CFC, at is option, to seek all damages occasioned by the breach.

  Curry covenants and agrees that he will, upon execution of this Release, deliver to CFC any and all Confidential
  Information as defined above, including but not limited to any and all records, forms, contracts, studies, reports, appraisals, strategic planning documents, price lists, shipper or customer lists or information, special pricing arrangements, financial data, lists of names or other shipper data, and any other articles or papers, computer tapes, and materials that have come into his possession by reason of his employment with CFC, together with all copies thereof, whether or not any of said items were prepared by him, and he shall not retain memoranda or copies of said items.

  Curry acknowledges and agrees that he will not use for himself or others or disclose to any individual directly or indirectly any Confidential Information as defined above. Further he will not use for himself or others or disclose to any individual directly or indirectly any Confidential Information as defined above. Further he will not use for himself or others or disclose to any individual directly or indirectly any information concerning customer shipping volumes, rates, price lists, special pricing arrangements, financial data, strategic planning information, or other shipper data, that he learned or acquired while at CFC that is not otherwise readily available from the shipper/customer or other public source.

12. By entering into this Release, it is expressly agreed between the Parties that neither Party admits any liability or wrongdoing in connection with any aspect of Curry's employment by CFC and its affiliated companies or his retirement from that employment. Neither the agreement to enter into this Release nor anything in this Release shall be admissible in any proceeding as evidence of any admission by CFC or Curry of any breach of any contractual obligation, wrongdoing, or other wrongful action in any form whatsoever. The Parties hereto enter into this Release in order to resolve actual and potential claims, and no admission of liability can be implied from that action.
13. CFC agrees that it will defend and indemnify Curry for actions taken by him while employed at CFC and its affiliated companies which were within the course and scope of his employment to the fullest extent permitted by law, CFC's articles of incorporation and by-laws.
14. The terms of this Release are contractual and not a mere recital. Should any provision, or part of any provision or application thereof be held invalid, the invalidity shall not affect any other provisions or applications of the Release which can be given effect without the invalid provision or applications, and to this end provisions of this Release are declared to be severable.
15. The Release shall bind and benefit all Parties hereto, their spouses, legal successors, heirs, assigns, partners, guarantors, agents, executors, representatives and advisors, and all other claiming by and through them. In the case of any corporation, the Release shall bind and benefit its subsidiaries, affiliates, parents, assigns, employees, successors-in-interest, agents, directors, officers, and shareholders.
16. All Parties and their counsel have reviewed this Release, and the normal rule of construction providing that any ambiguities are to be resolved against the drafting
Party shall not be employed in the interpretation of this Release.
17. No breach of any provisions hereto can be waived unless done so expressly and in writing. Express waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provisions hereof. The Release may be amended or modified only by a written agreement executed by all Parties to this Release.
18. The Parties represent and declare that, in executing this Release, they relied solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements not expressly contained or referred to in this Release.
19. The interpretation of this Release and the provisions thereof shall be governed by the laws of the State of California.
20. All Parties acknowledge they have carefully read and understood the contents of the Release. The Parties hereto further expressly agree that the considerations recited in this Release are the sole and only considerations for this agreement, and that no representations, promises, or inducements have been made by any Party or its officers, employees, agents, or attorneys thereof other than as appear in this Release. This Release supercedes any other oral or written agreements or understandings between the Parties regarding any matter within the scope of the Release. The Parties hereto acknowledge voluntarily entering into this agreement with full knowledge of the rights that they may be waiving.
21. Curry shall not be required to mitigate the amount of payments hereunder by seeking other employment or otherwise, and any amount earned by Curry as a result of employment by others shall not reduce payments hereunder.
22. The Company will reimburse Curry or Curry's successor-in-interest for all reasonable attorney fees and costs associated with bringing any action under the Release to enforce his rights hereunder, regardless of the outcome of such proceeding, provided the court does not find the claim was brought in bad faith. Curry will reimburse CFC for all reasonable attorney fees and cost associated with bringing any action under this Release to enforce its rights if CFC is the "prevailing party" as defined under California law.



Date:  April 14, 2000

W. Roger Curry                Consolidated Freightways Corporation



/s/ W. R. Curry              By:_/s/  Stephen D. Richards

                            Name:  Stephen D. Richards
                            Title: Senior Vice President and
                                     General Counsel